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                                                                     EXHIBIT 3.2

                                  LIMITED LIABILITY COMPANY AGREEMENT dated as
                          of March 15, 1994 (this "Agreement"), by and among PAINE WEBBER GROUP INC., a Delaware corporation ("PWG"), as a Common Member (as defined herein) and in its capacity as the Managing Member (as defined herein), and the other members (collectively with the Managing Member, the "Members") from time to time of PAINEWEBBER FINANCE L.L.C., a Delaware limited liability company (the "Company").


                             Preliminary Statement

                 PWG and PaineWebber Finance Holdings Inc. desire to form the Company under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") for the purpose of the Company issuing Membership Interests (as defined herein), on the terms and conditions set forth herein, and lending the net proceeds thereof to PWG or its subsidiaries in exchange for one or more notes.

                 In that connection, the Members desire to enter into a written agreement, in accordance with the Act, as to the affairs of the Company and the conduct of its business.


                 Accordingly, in consideration of the mutual promises made herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Act.


                                   ARTICLE II

                               General Provisions

                 SECTION 2.01. Company Name. The name of the Company is "PaineWebber Finance L.L.C.". The name of the

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Company may be changed from time to time by the Managing Member in its sole discretion.

                 SECTION 2.02. Registered Office; Registered Agent. (a) The Company shall maintain a registered office in the State of Delaware at, and the name and address of the Company's registered agent in the State of Delaware is, The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Such office and such agent may be changed from time to time by the Managing Member in its sole discretion.

              (b) The business address of the Managing Member is 1285 Avenue of the Americas, New York, New York 10019, or such other place as the Managing Member shall determine in its sole discretion.

                 SECTION 2.03. Nature of Business Permitted; Powers. The Company may carry on any lawful business, purpose or activity (with the exception of the business of granting policies of insurance, or assuming insurance risks or banking as defined in Section 126 of Title 8 of the Delaware Code), including issuing Membership Interests, on the terms and conditions set forth herein, and lending the net proceeds thereof to PWG or its subsidiaries in exchange for one or more notes. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

                 SECTION 2.04. Business Transactions of a Member with the Company. In accordance with Section 18-107 of the Act, a Member (including the Managing Member) may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with, the Company and, subject to applicable law, shall have the same rights and obligations with respect to any such matter as a person who is not a Member.

                 SECTION 2.05. Fiscal Year. The fiscal year of the Company (the "Fiscal Year") for financial statement and Federal income tax purposes shall be the same and shall, except as otherwise required in accordance with the Internal

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Revenue Code of 1986, as amended (the "Code"), end on December 31 of each year.

                 SECTION 2.06. Certificate of Information. The Managing Member is hereby designated as an "authorized person", within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company (and any amendments, restatements, corrections or cancelation thereof). As soon as practicable following or contemporaneously with the execution of this Agreement, the Managing Member shall file the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware.


                                  ARTICLE III

                                    Members

                 SECTION 3.01. Admission of Members. (a) In accordance with the Act, (i) a person shall be admitted as a Member, or shall become an assignee of a Membership Interest or other rights or powers of a Member to the extent assigned, and shall become bound by the terms of this Agreement, (A) if such person (or a representative authorized by such person orally, in writing or by other action such as payment for a Membership Interest) executes this Agreement or any other writing (including, without limitation, a subscription agreement) evidencing the intent of such person to become a Member or assignee, as the case may be, or (B) without execution of this Agreement, if such person acquires a Membership Interest from the Company or by assignment (which shall be the only condition for becoming a Member or assignee) and requests (which request shall be deemed to have been made upon such acquisition or assignment) that the records of the Company reflect such admission or assignment, and (ii) this Agreement shall not be unenforceable by reason of its not having been signed by a person being admitted as a Member or becoming an assignee as provided in the preceding clause (i) or by reason of its having been signed by a representative as provided in the Act.

                 The Company shall be promptly notified by any assignor of a Membership Interest of any assignment thereof. The Company will reflect admission of a Member in the records of the Company as soon as is reasonably practicable after (i) in the case of a person acquiring a Membership

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Interest directly from the Company, the time of payment therefor, and (ii) in the case of an assignment, notification thereof (the Company being entitled to assume, in the absence of actual knowledge to the contrary, that proper payment for a Membership Interest has been made by an assignee thereof).

                 (b) Whether acquiring a Membership Interest directly from the Company or by assignment, a person shall be admitted as a Member upon the acquisition or assignment, as the case may be, of such Membership Interest and the reflection of such person's admission as a Member in the records of the Company. The consent of any Member (including the Managing Member) shall not be required for the admission of a Member.

                 (c) Notwithstanding the foregoing, the Company will not register Membership Interests in the name of, or record the transfer or assignment of Membership Interests to, or pay any interim or other distribution on or with respect to Membership Interests to, any holder, if such holder, or to the extent any person for whom such holder is acting as a nominee, (i) is known by the Company or its transfer agent to have an address of record outside the United States or (ii) is known by the Company or its transfer agent to be other than (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity organized under the laws of the United States or any of its states or the District of Columbia or (c) an estate or trust that is subject to United States Federal income tax on its worldwide income without regard to source (any such person or entity being a "non-U.S. Person"). The foregoing transfer restrictions shall not preclude the settlement of any transaction in Membership Interests entered into through the facilities of the New York Stock Exchange or other national securities exchange or trading market.

                 SECTION 3.02. Classes and Voting. (a) The Membership Interests of the Company shall be divided into two classes: (i) series preferred Membership Interests ("Preferred Interests") and (ii) common Membership Interests ("Common Interests"). Members holding Preferred Interests shall be referred to herein as "Preferred Members" and Members holding Common Interests shall be referred to herein as "Common Members". Common Interests shall be non-assignable and non-transferable, and may only be issued to and held by the Managing Member and its affiliates. Any purported assignment or transfer of Common Interests shall

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be void and ineffective.  Preferred Interests shall be freely assignable and transferable, subject to the provisions of Section 3.01(c).

                 (b) The Preferred Interests may be issued from time to time in one or more series, the Membership Interests of each series to have such relative rights, powers and duties as may from time to time be established in a written action or actions ("Actions") of the Managing Member providing for the issue of such series as hereinafter provided. Authority is hereby expressly granted to the Managing Member, subject to the provisions of this Section 3.02, to authorize the issue of one or more series of Preferred Interests, and with respect to each such series to establish by an Action or Actions providing for the issue of such series:

                 (i) the maximum number of Preferred Interests to constitute such series and the distinctive designation thereof;

                (ii) whether the Preferred Interests of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

               (iii) the periodic distribution rate, if any, on the Preferred Interests of such series, the conditions and dates upon which such distributions shall be payable, the preference or relation which such distributions shall bear to the periodic distributions payable on any other class or classes of Membership Interests or on any other series of Preferred Interests, and whether such distributions shall be cumulative or noncumulative;

                (iv) whether the Preferred Interests of such series shall be subject to redemption by the Company, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

                 (v) the rights of the holders of Preferred Interests of such series upon the liquidation, dissolution or winding up of the Company;

                (vi) whether or not the Preferred Interests of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to

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         and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Interests of such series for retirement or to other company purposes and the terms and provisions relative to the operation thereof;

               (vii) whether or not the Preferred Interests of such series shall be convertible into, or exchangeable for, Membership Interests of any other class or classes, or of any other series of Preferred Interests, or securities of any other kind, including securities issued by the Managing Member or any of its affiliates, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

              (viii) the limitations and restrictions, if any, to be effective while any Preferred Interests of such series are outstanding upon the payment of periodic distributions or other distributions on, and upon the purchase, redemption or other acquisition by the Company of, Common Interests or any other class or classes of Membership Interests or any other series of Preferred Interests ranking junior to the Preferred Interests of such series either as to periodic distributions or distributions of assets upon liquidation;

                (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Membership Interests (including additional Preferred Interests of such series or of any other series) ranking on a parity with or prior to the Preferred Interests of such series as to periodic distributions or distributions of assets upon liquidation; and

                 (x) any other relative rights, powers and duties as shall not be inconsistent with this Section 3.02.

                 In connection with the foregoing and without limiting the generality thereof, the Managing Member is hereby expressly authorized to take any action, including the amendment of this Agreement, without the vote or approval of any Member, including any action to create under the provisions of this Agreement a class (or series of a class) or group of Membership Interests that was not previously outstanding. Without the vote or approval of any

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Member, the Managing Member may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection with the issue from time to time of Preferred Interests in one or more series as shall be necessary, convenient or desirable to reflect the issue of such series. The Managing Member shall do all things it deems to be appropriate or necessary to comply with the Act and is authorized and directed to do all things it deems to be necessary or permissible in connection with any future issuance, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any securities exchange.

                 Any Action or Actions of the Managing Member pursuant to the provisions of this paragraph (b) shall be deemed an amendment and supplement to and part of this Agreement.

                 (c) All Preferred Interests of any one series shall be identical with each other in all respects, except that Preferred Interests of any one series issued at different times may differ as to the dates from which periodic distributions, if any, thereon shall be cumulative; and all series of Preferred Interests shall rank equally and be identical in all respects, except as permitted by the provisions of paragraph (b) of this Section 3.02; and all Preferred Interests shall rank senior to the Common Interests both as to periodic distributions and distributions of assets upon liquidation.

                 (d) In the event of any liquidation, dissolution or winding up of the Company, before any payment or distribution of the assets of the Company shall be made to or set apart for the holders of any class or classes of Membership Interests of the Company ranking junior to the Preferred Interests upon liquidation, the holders of the Preferred Interests shall be entitled to receive payment of the amount fixed in the Action or Actions adopted by the Managing Member providing for the issue of such series, plus (if periodic distributions on Preferred Interests of such series shall be cumulative) an amount equal to all periodic distributions (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof, distributable among the Preferred Interests shall be insufficient to pay in full the preferential amounts

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aforesaid, then such assets, or the proceeds thereof, shall be distributed among the Preferred Members ratably in accordance with the respective amounts which would be payable on their respective Preferred Interests if all amounts payable thereon were paid in full (taking into account the relative rank of the respective series of Preferred Interests). For the purposes of this paragraph
(d), the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all the property or assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company, but a consolidation or merger of the Company with one or more other business entities shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                 (e) Except as shall be otherwise established in this Agreement or in any Action or Actions of the Managing Member providing for the issue of any series of Preferred Interests and except as otherwise required by the Act, the Preferred Members shall have no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members.

                 (f) All Common Interests shall be identical with each other in every respect. The Common Interests shall entitle the holders thereof to the voting rights set forth in Section 4.03.

                 (g) The Common Interests are subject to all the rights, powers and duties of the Preferred Interests as are established herein and as shall be established in any Action or Actions of the Managing Member pursuant to authority expressly granted to and vested in it by the provisions of this
Section 3.02.

                 (h) The Company may merge with, or consolidate into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Act) upon the approval of the Managing Member. In accordance with Section 18-209 of the Act (including Section 18-209(f)), notwithstanding anything to the contrary contained in this Agreement, an agreement of merger or consolidation approved by the Managing Member may (a) effect any amendment to this Agreement or (b) effect the adoption of a new limited liability company agreement for the Company if it is

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the surviving or resulting limited liability company in the merger or consolidation. Any amendment to this Agreement or adoption of a new limited liability company agreement made pursuant to the foregoing sentence shall be effective at the effective time or date of the merger or consolidation. The provisions of this Section 3.02(h) shall not be construed to limit the accomplishment of a merger or consolidation or of any of the matters referred to herein by any other means otherwise permitted by law.

                 SECTION 3.03. Liability of Members. (a) Except as otherwise provided in the Act and in Section 4.04, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and no Member, other than the Managing Member as provided in Section 4.04, shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

                 (b) Except as otherwise expressly required by law, a Member, other than the Managing Member as provided in Section 4.04, shall not have any liability in excess of (i) the amount of its capital contribution to the Company, (ii) its share of any assets and undistributed profits of the Company,
(iii) its obligation to make other payments, if any, expressly provided for in this Agreement and (iv) the amount of any distributions wrongfully distributed to it.

                 SECTION 3.04. Events of Cessation of Membership. Notwithstanding the otherwise applicable events set forth in Section 18-304 of the Act, a person shall cease to be a Member only upon the lawful assignment of all its Membership Interests (including upon any redemption or other repurchase by the Company or the Managing Member), and the compliance, in cases other than any such redemption or repurchase, of the assignee with the provisions of
Section 3.01.

                 SECTION 3.05. Access to and Confidentiality of Information; Records. (a) Each Member shall have the right, subject to such reasonable standards (including standards governing time, location and expense) as may be established by the Managing Member from time to time, to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member's interest as a Member of the Company, the documents and other information described in Section 18-305(a) of the Act.

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                 (b)  The Managing Member shall have the right to keep
confidential from the Members (or any of them), for such period of time as the Managing Member deems reasonable, any information which the Managing Member reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.

                 (c) Any demand by a Member pursuant to this Section 3.05 shall be in writing and shall state the purpose of such demand.

                 SECTION 3.06. Meetings of Members. (a) Meetings of the Members of any class (or series thereof) or of all classes (or series thereof) of the Company's Membership Interests may be called at any time by the Managing Member or as provided in any Action establishing a series of Preferred Interests. Except to the extent otherwise provided in any such Action, the provisions of this Section 3.06 shall apply to meetings of Members.

                 (b) The Managing Member may fix a date not more than 60 nor less than 10 days preceding the date of any meeting of Members, or preceding the last day on which the consent of Members may be effectively expressed for any purpose without a meeting, as a record date for the determination of the Members entitled (i) to notice of, and to vote at, such meeting and any adjournment thereof or (ii) to express such consent, and, in either such case, such Members, and only such Members as shall be Members of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, as the case may be, notwithstanding any transfer of any Membership Interest on the books of the Company after any such record date fixed as aforesaid.

                 (c) Except as otherwise provided by law, the holders of a majority of the Membership Interests entitled to vote at the meeting shall constitute a quorum at all meetings of the Members. If a class or series of a class of Membership Interests is entitled to vote as such a class or series at a meeting of Members, a majority of the Membership Interests of each such class or series entitled to vote at such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of all

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such Membership Interests present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                 (d) Except as otherwise provided by law or by this Agreement, every Member who is entitled to vote shall at every meeting of the Members be entitled to one vote for each Membership Interest held by such Member on the record date. Except as otherwise provided by law, no vote on any question upon which a vote of the Members may be taken need be by ballot unless the Managing Member shall determine that it shall be by ballot or the holders of a majority of the Membership Interests present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of Membership Interests voted and the name of the Member or proxy voting. Unless otherwise provided by law or by this Agreement (including any Action), all questions shall be decided by the vote of the holders of a majority of the Membership Interests present in person or by proxy at the meeting and entitled to vote on the question.

                 (e) Each Member entitled to vote at a meeting of Members or to express consent to Company action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any Member shall be duly appointed by an instrument in writing subscribed by such Member.

                 (f) Any action required to or which may be taken at a meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Membership Interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Membership Interests entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to the Managing Member (who shall have custody of the books in which proceedings of meetings of Members are recorded).

                 (g) The Managing Member, in its sole discretion, shall establish all other provisions relating to meetings of Members, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any

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Members, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote, in accordance with Section 18-302(c) of the Act.


                                   ARTICLE IV

                                   Management

                 SECTION 4.01. Management of the Company. The business and affairs of the Company shall be managed, and all actions required under this Agreement shall be determined, solely and exclusively by PWG, in its capacity as a Common Member (in such capacity, the "Managing Member"), which shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. There shall not be a "manager" (within the meaning of the Act) of the Company. The Managing Member, to the extent of its rights and powers set forth in this Agreement, is an agent of the Company for the purpose of the Company's business, and the actions of the Managing Member taken in accordance with such rights and powers shall bind the Company. Without limiting the generality of the foregoing, the Managing Member shall have the power to:

                 (a) authorize and engage in transactions and dealings on behalf of the Company, including transactions and dealings with any Member or any affiliate of any Member (including the Managing Member);

                 (b) call meetings of Members or any class or series thereof;

                 (c) issue Membership Interests, including additional Common Interests to the Managing Member and its affiliates;

                 (d) pay all expenses incurred in forming the Company;

                 (e) borrow money on behalf of the Company, issue or guarantee evidences of indebtedness and obtain lines of credit, loan commitments and letters of credit for the account of the Company and secure the same by

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         mortgage, pledge or other lien on any assets of the Company;

                 (f) lend money, with or without security, to any person, including any Member or any affiliate of any Member (including the Managing Member);

                 (g) determine and make distributions, in cash or otherwise, on Membership Interests, in accordance with the provisions of this Agreement and of the Act;

                 (h) establish or set aside in its sole discretion any reserve or reserves for contingencies and for any other proper Company purpose;

                 (i) redeem or repurchase on behalf of the Company Membership Interests which may be so redeemed or repurchased;

                 (j) appoint (and dismiss from appointment) officers, attorneys and agents on behalf of the Company, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Company, or such other employees or agents as the Managing Member deems necessary or desirable for the management and operation of the Company, including, without limitation, any Member or any affiliate of any Member (including the Managing Member);

                 (k) incur and pay all expenses and obligations incident to the operation and management of the Company, including, without limitation, the services referred to in the preceding paragraph, taxes, interest, travel, rent, insurance, supplies, salaries and wages of the Company's employees and agents;

                 (l) acquire and enter into any contract of insurance necessary or desirable for the protection or conservation of the Company and its assets or otherwise in the interest of the Company as the Managing Member shall determine;

                 (m) open accounts and deposit, maintain and withdraw funds in the name of the Company in banks, savings and loan associations, brokerage firms or other financial institutions;

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                 (n) effect a dissolution of the Company and to act as
         liquidator or the person winding up the Company's affairs, all in accordance with the provisions of this Agreement and of the Act;

                 (o) bring and defend (or settle) on behalf of the Company actions and proceedings at law or equity before any court or governmental, administrative or other regulatory agency, body or commission or any arbitrator or otherwise;

                 (p) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members as may be required or determined to be appropriate by the Managing Member from time to time;

                 (q) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Company; and

                 (r) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Company in all matters necessary or desirable or incidental to the foregoing.

                 Notwithstanding any other provisions of this Agreement or of any Action, the Company and the Managing Member on behalf of the Company may enter into and execute, deliver, acknowledge and perform, as the case may be, any registration statement under the Securities Act of 1933, any guarantee agreements and loan agreements in connection with the lending to PWG or its subsidiaries of the proceeds of the issuance of Membership Interests by the Company, and any other contracts or agreements contemplated thereby, or specifically described therein, all without any further act, approval or vote of the Members. Without limiting the generality of the foregoing, the Managing Member is hereby authorized and directed to operate the Company in such a way that the Company would not be deemed to be an "investment company" for purposes of the Investment Company Act of 1940, as amended. In this connection, the Managing Member is authorized to take any action which it determines in its sole discretion to be necessary or desirable to cause the Company to be so operated.

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                 SECTION 4.02.  Contributions by the Managing Member.  The
Managing Member, in its capacity as a Common Member, shall make such contributions to the Company, either in connection with the purchase of Common Interests or otherwise, so as to cause its Common Interests to be entitled in the aggregate to at least 21% of all interest in the capital, income, gain, loss, deduction, credit and distributions of the Company. In addition, it is understood that the obligations undertaken by the Managing Member under Section
4.04 shall be considered as additional contributions to the Company of the Managing Member.

                 SECTION 4.03. Classes and Voting. The Common Interests shall entitle the holders thereof to one vote for each such Common Interest upon all matters upon which Common Members have the right to vote regardless of the voting rights of any other Member.

                 SECTION 4.04. Liability of Managing Member. The Managing Member, in its capacity as a Common Member, shall be liable to creditors of the Company (hereinafter referred to individually as a "Third Party Creditor", and collectively as the "Third Party Creditors") for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, and shall be obligated personally for all such debts, obligations and liabilities of the Company, in the same way and to the same extent as if the Company were a limited partnership under the Delaware Revised Uniform Limited Partnership Act of which the Managing Member were a general partner. In furtherance but not in limitation of the generality of the foregoing, the Managing Member (a) shall be liable for any and all debts, obligations and other liabilities of the Company, whether arising under contract or by tort, statute, operation of law or otherwise, any and all of which shall be enforceable directly and absolutely against the Managing Member by each Third Party Creditor and (b) shall be deemed to and does assume, as a surety and not as a guarantor, each debt, obligation or other liability of the Company to a Third Party Creditor.

                 SECTION 4.05. Books and Records; Accounting. (a) The Managing Member shall keep or cause to be kept at the address of the Managing Member (or at such other place as the Managing Member shall determine in its sole discretion) true and full books and records regarding the status of the business and financial condition of the Company.

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                 (b)  The Company's books of account shall be kept on the same basis followed by the Company and the Managing Member for Federal income tax purposes except to the extent otherwise determined by the Managing Member.

                 SECTION 4.06. Company Tax Returns. (a) The Managing Member shall cause to be prepared and timely filed all tax returns required to be filed for the Company. The Managing Member may, in its sole discretion, make or refrain from making any Federal, state or local income or other tax elections for the Company that it deems necessary or advisable; provided, that the Company shall not make an election pursuant to Code Section 754.

                 (b) The Managing Member is hereby designated as the Company's "Tax Matters Partner" under Code Section 6231(a)(7) and shall have all the powers and responsibilities of such position as provided in the Code. The Managing Member is specifically directed and authorized to take whatever steps the Managing Member, in its sole discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations issued under the Code. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be borne by the Company.

                 SECTION 4.07. Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Managing Member herein set forth.

                 SECTION 4.08. Expenses. Except as otherwise provided in this Agreement, the Company shall be responsible for and shall pay all expenses out of funds of the Company determined by the Managing Member to be available for such purpose, provided that such expenses are those of the Company or are otherwise incurred by the Managing Member in connection with this Agreement, including, without limitation:

                 (a) all expenses incurred by the Managing Member or its affiliates in organizing the Company;

                 (b) all expenses related to the business of the Company and all routine administrative expenses of the Company, including the maintenance of books and records of the Company, the preparation and dispatch to the Members of checks, financial reports, tax returns and notices required pursuant to this Agreement or in connection with the holding of any meetings of the Members;

                 (c) all expenses incurred in connection with any indebtedness or guarantees of the Company or any proposed or definitive credit facility or other credit arrangement;

                 (d) all expenses incurred in connection with any litigation or arbitration involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith (other than expenses incurred by the Managing Member in connection with any litigation or arbitration brought by or on behalf of any Member against the Managing Member);

                 (e) all expenses for indemnity or contribution payable by the Company to any Person;

                 (f) all expenses incurred in connection with the collection of amounts due to the Company from any person;

                 (g) all expenses incurred in connection with the preparation of amendments to this Agreement; and

                 (h) all expenses incurred in connection with the liquidation, dissolution and winding up of the Company.

                 SECTION 4.09. Duties. (a) The Managing Member, or any affiliate thereof, may engage in or possess an interest in any other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Managing Member, and affiliates thereof, shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and the Managing Member, or any affiliate thereof, shall have the right to take for its own account (individually or as a stockholder, partner or fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

                 (b) Whenever in this Agreement a person is permitted or required to make a decision (i) in its "sole discretion", "sole and absolute discretion" or "discretion" or under a grant of similar authority or latitude, the person shall be entitled to consider only such interests and factors as it desires, including its own interests, or (ii) in its "good faith" or under another express standard, the person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

                 (c) To the extent that, at law or in equity, a Covered Person (as defined herein) has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members, the Covered Person acting in connection with the Company's business or affairs shall not be liable to the Company or to any Members for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.


                                   ARTICLE V

                                    Finance

                 SECTION 5.01. Form of Contribution. The contribution of a Member to the Company may, as determined by the Managing Member in its sole discretion, be in cash, property or services rendered, or a promissory note or other obligation to contribute cash or property or to perform services.

                 SECTION 5.02. Allocation of Profits and Losses. The profits and losses of the Company shall, subject to the applicable terms of Section
3.02 and of any Action establishing a series of Preferred Interests, be allocated entirely to the Common Members.

                 SECTION 5.03. Allocation of Distributions. The distributions of the Company shall, subject to the applicable terms of Section 3.02 and of any Action establishing a series of Preferred Interests, be allocated entirely to the Common Members.


                                   ARTICLE VI

                         Distributions and Resignations

                 SECTION 6.01. Interim Distribution. Preferred Members shall receive periodic distributions, if any, in accordance with the applicable terms of Section 3.02 of this Agreement and of any Action establishing a series of Preferred Interests, and Common Members shall receive periodic distributions, subject to the applicable terms of Section 3.02 of this Agreement and of any Action establishing a series of Preferred Interests, and to the provisions of the Act, as and when declared by the Managing Member, in its sole discretion.

                 SECTION 6.02. Resignation of the Managing Member. The Managing Member and the other Common Members shall have no right to resign from the Company prior to the dissolution and winding up of the Company.

                 SECTION 6.03. Resignation of Member. A Preferred Member may not resign from the Company prior to the dissolution and winding up of the Company except upon the assignment of its Membership Interests (including any redemption or other repurchase by the Company or the Managing Member) as contemplated by Section 3.04 of this Agreement.

                 SECTION 6.04. Distribution Upon Resignation. Upon resignation any resigning Member shall not be entitled to receive any distribution and shall not otherwise be entitled to receive the fair value of its Membership Interest.

                 SECTION 6.05. Distribution in Kind. Notwithstanding the provisions of Section 18-605 of the Act, a Member, in the sole discretion of the Managing Member and in accordance with the applicable terms of Section 3.02 and of any Action establishing a series of Preferred Interests, may receive distributions from the Company in any form other than cash, and may be compelled to accept a distribution of any asset in kind from the Company such that the percentage of the asset distributed to him exceeds a percentage of that asset which is equal to the percentage in which the Member shares in distributions from the Company.

                 SECTION 6.06. Record Dates. The Managing Member in its sole discretion, and in accordance with the applicable terms of any Action establishing a series of Preferred Interests, shall have the right to establish a record date with respect to allocations and distributions by the Company.


                                  ARTICLE VII

                       Assignment of Membership Interests

                 SECTION 7.01. Assignment of Membership Interests. Common Interests shall be non-assignable and non-transferable, and may only be issued to and held by the Managing Member and its affiliates. Any purported assignment or transfer of Common Interests shall be void. Preferred Interests shall be freely assignable and transferable, subject to the provisions of
Section 3.01(c).

                 SECTION 7.02. Right of Assignee to Become a Member. An assignee shall become a Member as contemplated in Section 3.01.

                 SECTION 7.03. Certificates. Membership Interests in the Company may, in the Managing Member's sole discretion, be evidenced by a certificate of limited liability company interest (including, as appropriate an L.L.C. Certificate (as defined herein)) issued by the Company.


                                  ARTICLE VIII

                                  Dissolution

                 SECTION 8.01. Duration and Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

                 (a)  March 15, 2109;

                 (b) the Managing Member makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any statute, law or regulation, files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, seeks, consents or acquiesces in the appointment of a trustee, receiver or liquidator of the Managing Member or any substantial part of its properties, or 120 days after the commencement of any proceeding against the Managing Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the Managing Member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated;

                 (c) a decision made in writing by the Managing Member, in its sole discretion, to dissolve the Company;

                 (d)  the written consent of all Members; and

                 (e)  the entry of a decree of judicial dissolution under
         Section 18-802 of the Act.

                 Other than as set forth in Section 8.01(b) above, the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member in the Company shall not cause the Company to be dissolved and its affairs wound up so long as there are at all times at least two Members of the Company, and, in any such event, the business and affairs of the Company shall be continued in accordance with the Act without any action and without the consent of any Member.

                 SECTION 8.02. Winding Up. Subject to the provisions of the Act, the Managing Member shall have the exclusive right to wind up the Company's affairs in accordance with Section 18-803 of the Act (and shall promptly do so upon dissolution of the Company in accordance with Section 8.01), and shall also have the exclusive right to act as or appoint a liquidating trustee in connection therewith.

                 SECTION 8.03. Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed in the manner provided in Section 18-804 of the Act, subject to the applicable provisions of Section 3.02 and of any Action establishing a series of Preferred Interests.


                                   ARTICLE IX

                                    Reports

                 SECTION 9.01. Form K-1. After the end of each fiscal year, the Managing Member shall cause to be prepared and transmitted, as promptly as possible, and in any event within 90 days of the close of the fiscal year, a federal income tax form K-1 for each Member.

                 SECTION 9.02. Certain Information from Nominees of Members. Any person who holds Preferred Interests as a nominee for another person is required to furnish to the Company: (a) the name, address, and taxpayer identification number of the beneficial owner (which may be a Preferred Security Owner (as defined herein)) and the nominee (which may be a Clearing Agency (as defined herein)); (b) notice of whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, or (iii) a tax- exempt entity; (c) the amount and description of Preferred Interests held, acquired, or transferred for the beneficial owner; and (d) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including certain information on Preferred Interests that they acquire, hold, or transfer for their own account. A penalty of $50 per failure (up to a maximum of

$100,000 per calendar year) is imposed by the Code for failure to report such information to the Company.

                                   ARTICLE X

                        Exculpation and Indemnification

                 SECTION 10.01. Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, neither the Managing Member, nor any of its respective officers, directors, stockholders, partners, employees, representatives or agents nor any officer, employee, representative or agent of the Company or any of its affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable to the Company or any Member for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted in good faith by a Covered Person and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement, provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

                 SECTION 10.02. Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 10.02 with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding may, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the

Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 10.02.


                                   ARTICLE XI

                              Book-Entry Interests

                 SECTION 11.01. Definitions. As used in this Article or elsewhere in this Agreement, the following terms shall have the meanings specified below:

                 "Book-Entry Interest" shall mean a beneficial interest in the L.L.C. Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 11.03.

                 "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to the Exchange Act.

                 "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "L.L.C. Certificate" shall mean a certificate evidencing the Preferred Interest of a Member in the Company, in the form approved by the Managing Member.

                 "Membership Interest" shall mean the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement.

                 "Preferred Security Owner" shall mean, with respect to a Book-Entry Interest, a person who is the beneficial owner of such Book-Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a person maintaining an account with such Clearing Agency

(directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                 SECTION 11.02. General. Except to the extent otherwise provided in any Action establishing a series of Preferred Interests or required after consultation with the Clearing Agency, the provisions of this Article shall be applicable to the Preferred Interests.

                 SECTION 11.03. Book-Entry Interests. The L.L.C. Certificates, on original issuance, will be issued in the form of a typewritten L.L.C. Certificate or L.L.C. Certificates representing the Book-Entry Interests, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Company. Such L.L.C. Certificate or L.L.C. Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co. or another nominee of the initial Clearing Agency, and no Preferred Security Owner will receive a definitive L.L.C. Certificate representing such Preferred Security Owner's interests in such L.L.C. Certificate, except as provided in Section 11.05. Unless and until definitive, fully registered L.L.C. Certificates (the "Definitive L.L.C. Certificates") have been issued to the Preferred Security Owners pursuant to
Section 11.05:

                 (i) the provisions of this Section shall be in full force and effect;

                (ii) the Company shall be entitled to deal with the Clearing Agency or the Clearing Agency's nominee for all purposes of this Agreement (including the payment of periodic distributions on the L.L.C. Certificates and the giving of instructions or directions hereunder) as the sole holder of the L.L.C. Certificates and shall have no obligation to the Preferred Security Owners;

               (iii) the rights of the Preferred Security Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Preferred Security Owners and Clearing Agency or the Clearing Agency's nominee and/or the Clearing Agency Participants; and, unless or until the Definitive L.L.C. Certificates are issued pursuant to Section 11.05, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of dividends on the L.L.C. Certificates to such Clearing Agency Participants; and

                 (iv) whenever this Agreement (including the applicable terms of any Actions establishing a series of Preferred Interests) requires or permits actions to be taken by the Managing Member, a trustee or other person based upon or subject to resolutions, votes, consents, meetings or other instructions or directions of a percentage of the Preferred Interests, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from the Preferred Security Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interests in the L.L.C. Certificates and has delivered such instructions to the Managing Member, trustee or other person, as the case may be.

                 SECTION 11.04. Notices to Clearing Agency. Whenever a notice or other communication to the Preferred Members is required under this Agreement, unless and until Definitive L.L.C. Certificates shall have been issued to the Preferred Security Owners pursuant to Section 11.05, the Managing Member shall give all such notices and communications specified herein to be given to the Preferred Members to the Clearing Agency or its nominee, and shall have no obligations to the Preferred Members.

                 SECTION 11.05. Definitive L.L.C. Certificates. If (i) the Managing Member advises the Company in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the L.L.C. Certificates and the Managing Member is unable to locate a qualified successor, or (ii) the Company elects to terminate the book-entry system through the Clearing Agency, then the Clearing Agency shall notify all Preferred Security Owners of the occurrence of any such event and of the availability of Definitive L.L.C. Certificates to Preferred Security Owners requesting the same. Upon surrender of the typewritten L.L.C. Certificate or L.L.C. Certificates representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the Managing Member shall cause Definitive L.L.C. Certificates to be delivered to the Preferred Security Owners in accordance with the instructions of the Clearing Agency. Neither the Managing Member nor the Company shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any person receiving a Definitive L.L.C. Certificate shall be deemed to have acquired a Membership Interest from the Company and shall thereupon be admitted to the Company as a Preferred Member as contemplated in Section 3.01. Definitive L.L.C. Certificates shall be printed, lithographed or engraved or may be produced in any other manner as in reasonably acceptable to the Managing Member, as evidenced by its execution thereof (manually or by facsimile).

                                  ARTICLE XII

                                 Miscellaneous

                 SECTION 12.01. Amendment to the Agreement. Except as otherwise provided in this Agreement or by any applicable terms of any Action establishing a series of Preferred Interests, this Agreement may be amended by, and only by, a written instrument executed by the Managing Member; provided, however, that (a) no amendment shall be made, and any such purported amendment shall be void and ineffective, unless the Company shall have received in advance the written opinion of independent legal counsel that, after giving effect to the amendment, the Company will be treated as a partnership for purposes of United States Federal income taxation and (b) the terms of any Action establishing a series of Preferred Interests may be amended only as set forth in such Action.

                 SECTION 12.02. Successors; Counterparts. This Agreement (a) shall be binding as to the executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

                 SECTION 12.03. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions. If it shall be determined by a court of competent jurisdiction that any provision relating to the distributions and allocations of the Company or to any expenses payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

                 SECTION 12.04. Filings. Following the execution and delivery of this Agreement, the Managing Member shall promptly prepare any documents required to be filed and recorded under the Act, and the Managing Member shall promptly cause each such document to be filed and recorded in accordance with the Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Managing Member shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

                 SECTION 12.05. Power of Attorney. Each Member does hereby constitute and appoint the Managing Member as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) a Certificate of Formation of the Company, any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company, (b) any amendments to this Agreement and (c) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby.

                 The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Member granting the same or the transfer of all or any portion of such Member's Membership Interest and (b) extend to such Member's successors, assigns and legal representatives.

                 SECTION 12.06. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

                 SECTION 12.07. Additional Documents. Each Member, upon the request of the Managing Member, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

                 SECTION 12.08. Notices. All notices, requests and other communications to any Member shall be in writing (including telecopier or similar writing) and shall be given to such Member (and any other person designated by such Member) at its address or telecopier number set forth in a schedule filed with the records of the Company or such other address or telecopier number as such Member may hereafter specify for the purpose by notice to the Managing Member (if such party is not the Managing Member) or to all the other Members (if such party is the Managing Member). Each such notice, request or other communication shall be effective (a) if given by telecopier, when transmitted to the number specified pursuant to this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified pursuant to this Section.

                 IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.


                                              PAINE WEBBER GROUP INC.,

                                                 by /s/Theodore A. Levine
                                                    ----------------------

                                                       Name:  Theodore A. Levine
                                                       Title: Vice President


                                   PAINEWEBBER FINANCE HOLDINGS INC.,

                                                 by /s/F. Daniel Corkery
                                                    ----------------------

                                                       Name:  F. Daniel Corkery
                                                       Title: Vice President